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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-48936) of our report dated December 17, 1998, except to the restatement described in Note A, as to which the date is September 11, 2000, relating to the financial statements and financial statement schedule of SatCon Technology Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 5, 2001